CBRL GROUP, INC.
                            LONG-TERM INCENTIVE PLAN
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1.       GENERAL.

         1.01 Establishment of the Plan. The Board of Directors of CBRL Group, Inc. hereby adopts this long-term incentive plan which shall be known as the CBRL Group, Inc. Long-Term Incentive Plan (the "Plan").

         1.02 Plan Purpose. The purpose of this Plan is to attract and retain the best possible executive talent and to motivate officers to focus attention on long-term objectives and strategic initiatives, and to further align their interests with those of the shareholders of the Company.

         1.03     Plan Administration.

                  a. The Plan shall ultimately be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. Subject to the Committee's approval, the Chief Executive Officer of the Company ("CEO") may assist in, and make recommendations regarding, the administration of the Plan. The Committee may delegate responsibility for the day-to-day administration of the Plan to the Compensation and Benefits Department personnel, provided that those Company personnel follow any administrative guidelines approved from time to time by the Committee.

                  b. Subject to the provisions of the Plan, the Committee shall have exclusive and final authority to (1) select from the officers of the Company those who shall participate in the Plan and be granted Performance Awards ("Participants"), (2) make Performance Awards in any forms and amounts it determines, (3) impose limitations, restrictions, and conditions upon the Performance Awards as it deems appropriate, (4) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (5) correct any defect or omission or reconcile any inconsistency in this Plan or in any Performance Award granted under the Plan, and (6) make all other necessary determinations and take all other actions necessary or appropriate for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other Persons.

                  c. All expenses associated with the Plan shall be borne by the Company subject to all allocations to its subsidiaries, affiliates and operating units as it deems appropriate.

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2.       DEFINITIONS.

         2.01 Definitions. Whenever used in this document, the following terms shall have the meanings set forth below:

                  a. "Annual Stock Options" means those stock options constituting a part of a Participant's long-term incentive award, but which are granted from time to time on a yearly basis pursuant to a stock option plan of the Company which has been approved by the Company's shareholders.

                  b. "Board" means the Board of Directors of the Company.

                  c. "Cash Opportunity Award" means any cash award which may be earned by a Participant when specified Performance Goals and any applicable award conditions are met and which is determined by a formula or standards established by the Committee pursuant to Section 4.03.

                  d. "Change in Control" is defined in Section 8.02.

                  e. "Committee" means the Compensation and Stock Option Committee of the Board, the members of which are not Plan Participants, have been appointed by the Board, and have been given responsibility for administration of the Plan.

                  f. "Company" means CBRL Group, Inc., and includes its subsidiaries and affiliates.

                  g. "For cause" means termination of a Participant's employment by the Company due to (1) the Participant's serious, willful misconduct in respect of, or failure to perform, his or her duties; (2) commission of a felony or perpetration of a material fraud or material crime involving moral turpitude;
(3) willful failure to comply with any material applicable laws with respect to the execution of the Company's business; (4) theft, fraud, embezzlement, dishonesty or other conduct which has resulted, or is likely to result in material economic damage to the Company, or which has resulted or was intended to result in direct or indirect gain to, or personal enrichment of the Participant.

                  h. "Participant" means an officer of the Company meeting the defined eligibility criteria for participation in the Plan and approved for participation by the Committee.

                  i. "Performance Awards" means the awards established by the Committee pursuant to Section 4.03.

                  j. "Performance Goals" means the goals established by the Committee pursuant to Section 4.02.

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                  k.  "Performance Period" means the period designated by the
Committee pursuant to Section 4.01.

                  l. "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or its political subdivision.

                  m. "Program" means an award program established by the Committee which designates the Performance Period, Performance Goals and formulas or standards for determining the amounts of Performance Awards payable under the Plan.

3.       Eligibility and Participation.

         3.01 Eligibility. Eligibility for participation in the Plan is limited to CEO and those officers of the Company that meet criteria established from time to time by the Committee.

         3.02 Participation. Participation in the Plan shall be determined by the Committee and may be based on recommendations by the CEO or his designee. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Performance Awards.

         3.03 Partial Year Participation. Participants who become eligible after the beginning of a Performance Period, but prior to the first calendar day of the last year of the Performance Period, may, in the Committee's sole discretion, participate for the Performance Period on a pro-rata basis determined by the number of calendar months of actual participation. Such situations may include, but are not limited to new hires, to promotions affecting Plan participants, and to promotions or transfers to an eligible position from an ineligible position.

         3.04 Committee Discretion. The Committee retains the right, in its sole discretion, to prohibit or allow participation in a Performance Period and to determine eligibility for participation. Designation of a Participant in any year shall not require the Committee to designate that person to receive a Performance Award in any other year or to receive the same type or amount of Performance Award as granted to the Participant in any other year or as granted to any other Participant in any year.

4.       Performance Awards.

         4.01 Performance Period. For each Program, the Committee shall establish a Performance Period (which shall not exceed 10 years) over which performance will be measured to determine whether and in what amounts to pay Performance Awards to Participants.
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         4.02 Performance Goals and Award Conditions. The Committee shall establish Performance Goals and other award conditions or criteria that shall be based upon, or geared to encourage, attainment of specific business objectives and other measures of individual, business unit or Company performance, and any other appropriate goals or a combination of goals as determined by the Committee. No Performance Award shall be paid if the applicable Performance Goals and award conditions are not satisfied. However, Performance Goals and award conditions may include standards for partial achievement and may provide for a partial award for partial achievement. The Committee shall also have sole discretion to adjust the Performance Goals and award conditions for each Participant during a Performance Period, if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals or conditions and unduly influenced the Participant's ability to meet them.

         4.03 Performance Awards. Performance Awards, such as the LTI target award and similarly designated awards, may consist of Annual Stock Options or Cash Opportunity Awards, of other cash, restricted stock or stock options, or of any combination, to be issued with or without any payment in exchange, in the event the Performance Goals established by the Committee are achieved during the Performance Period. For each Performance Period, the Committee shall designate an objective formula or standard for determining each Participant's Performance Award. The Committee shall have the discretion to increase or reduce the amount of any Participant's Performance Award above or below the standard or formula amount to reflect individual performance and unanticipated factors.

         4.04 Payment of Performance Awards. After the close of each Performance Period, or upon the earlier vesting of Performance Awards upon the attainment of previously established and specified Company Performance Goals and award conditions, when appropriate financial information is available, the Committee shall formally certify the achievement of any applicable Performance Goals and the amounts of any Performance Awards payable or to be granted to the Participants under the applicable formulas or standards. Cash Opportunity Awards earned may be paid in stock or in cash, in a single sum or in periodic installments, or by a combination, all as the Committee in its sole discretion determines. The timing of payment of all Performance Awards to Participants is within the discretion of the Committee.

         4.05 Acceleration of Vesting. The Committee, in its sole discretion, may accelerate partial or total vesting of any Performance Award upon achievement of specified Company Performance Goals or upon a Participant's termination other than termination for cause.


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5.       Termination of Employment.

         5.01 Termination of Employment Other Than For Cause. If a Participant's employment is terminated other than for cause or by voluntary resignation, the Performance Award under an award Program will be paid to the extent it is vested under the specifics of that Program, and it shall be reduced to reflect participation prior to termination only. If paid, in the specified circumstances, the reduced award shall be based upon the number of calendar months of participation during the Performance Period prior to termination. In the case of a Participant's disability, the employment termination shall be deemed to have occurred on the date the Committee determines, pursuant to the Company's then current group long-term disability insurance benefit for officers, that the definition of disability was satisfied. The pro-rated Performance Award thus determined shall be payable as soon as practicable following the end of the year in which employment termination occurred, or sooner, as determined by the Committee in its sole discretion.

         5.02 Termination of Employment For Cause. If a Participant's employment is terminated for cause (of which the Committee shall be the sole judge), or the Participant voluntarily resigns, all of the Participant's rights to a Performance Award for the Performance Period then in progress shall be forfeited, unless otherwise specifically stated in the applicable award Program. However, in any case, the Committee, in its sole discretion, may pay a partial award for the portion of that Performance Period that the Participant was employed by the Company, computed and payable as determined by the Committee.

6.       Rights of Participants.

         6.01 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         6.02 Non-Transferability. No right or interest of any Participant in the Plan shall be assigned or transferred, or be made subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge and bankruptcy.

7.       Beneficiary Designation.

         7.01 Designation. If set forth in the specific award Program, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death.

         7.02 Revocation. Each designation shall revoke all prior designations by the same Participant and shall be effective only when filed by the Participant in writing with the Compensation and Benefits Department during his or her lifetime.
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         7.03 Default. Upon the death of a Participant, in the absence of any beneficiary designation, or if the designated beneficiary is no longer living, payment of benefits shall be made to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights in the benefit shall pass by will or the laws of descent and distribution.

8.       Change in Control.

         8.01 Effect of Change in Control. Unless expressly stated otherwise in the award Program, upon a Change in Control of the Company (as defined in Section 8.02), any Performance Award that has not expired or been forfeited shall be considered earned and shall become fully payable on the assumption that all Performance Goals have been fully achieved throughout the entire Performance Period. If a Participant is not fully vested in his or her Performance Award upon a Change in Control, the Performance Award shall be fully vested effective as of the day prior to the date of the Change in Control. The Performance Award shall be payable to the Participant as soon as administratively possible, but no later than 30 days following a Change in Control.

         8.02 Definition of Change in Control. For purposes of this Plan, a Change in Control shall be deemed to have occurred if: (a) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act")), directly or indirectly, of Company securities that represent 50% or more of the combined voting power of the Company's then outstanding securities; (b) during any period of 2 consecutive years, individuals who at the beginning of that period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election or the nomination for election by the Company's shareholders of each new director is approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period, but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (c) there is a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (d) there is a consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company's common stock immediately prior to the merger do not own 70% or more of the stock of the surviving corporation immediately after the merger; (e) there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all, or substantially all, of the assets of the Company; or (f) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.


9.       Amendment, Modification and Termination.

         The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no modification, amendment, suspension or termination may, without the consent of a Participant (or his or her beneficiary after the death of a Participant), reduce any rights or payments or distributions to which a Participant (or his or her beneficiary, as the case may be) is otherwise entitled.

10.      Miscellaneous Terms.

         10.01 Governing Law. This document and the parties to it shall be governed by, and the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with, the laws of the State of Tennessee and applicable Federal law.

         10.02 Withholding. The Company has the right to deduct from all payments under the Plan any Federal, state or local taxes required by law to be withheld with respect to the payments. The Participant or the Participant's beneficiary or beneficiaries are responsible for payment of all taxes related to a payment or delivery of property under the Plan, and shall immediately reimburse the Company for all taxes whenever the Company advanced payment of taxes on behalf of any recipient.

         10.03 No Limit on Other Compensation Arrangements. Nothing contained in this Plan prevents the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

         10.04 Severability. If any provision of the Plan, or in any Performance Award issued under the Plan, is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Performance Award, or would disqualify the Plan or any Performance Award under any law deemed applicable by the Committee, that provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Performance Award, that provision shall be stricken as to the affected jurisdiction, Participant or Performance Award, and the remainder of the Plan and any affected Performance Award shall remain in full force.

         10.05 No Trust or Fund Created. Neither the Plan nor any Performance Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or the Participant's beneficiary or beneficiaries. To the extent that any Participant or the Participant's beneficiary acquires a right to receive payments or property from the Company pursuant to a Performance Award, that right shall be no greater than the right of any unsecured general creditor of the Company.
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         10.06 Plan Attachments. As the Committee issues awards pursuant to this
Plan, the Committee may evidence those awards by letters or other appropriate documentation. For record keeping purposes, those letters or other documents may be attached to this Plan and those attachments will show the Plan grants and awards which are in effect from time to time.